EXHIBIT 10.55
AMENDMENT NO. 1 TO
SEABULK INTERNATIONAL, INC.
AMENDED AND RESTATED
EQUITY OWNERSHIP PLAN
     WHEREAS, SEABULK INTERNATIONAL, INC., (the “Company”), has heretofore adopted the SEABULK INTERNATIONAL, INC. AMENDED AND RESTATED EQUITY OWNERSHIP PLAN (the “Plan”); and
WHEREAS, the Company desires to amend the Plan in certain respects; and
WHEREAS, the Compensation Committee of the Board of Directors of the Company has authorized this amendment on April 18, 2005.
NOW, THEREFORE, the Plan shall be amended as follows, effective as of April 18, 2005:
I.	Section 3.1(d) of the Plan shall be deleted and replaced with the following:
          “(d) The Committee may provide in any Stock Agreement a vesting schedule. The vesting schedule shall specify when such Awards shall become Vested and thus exercisable. Notwithstanding any vesting schedule which may be specified in a Stock Agreement, in the event the Participant terminates within two years following a Change in Control, such Participant’s Awards granted under the Plan shall become 100% Vested and exercisable.”
II.	As amended hereby, the Plan is specifically ratified and reaffirmed.

Seabulk International, Inc.
By:	/s/ Alan R. Twaits
Alan R. Twaits
Senior Vice President, General Counsel and Secretary